FIRST AMENDMENT AGREEMENT

     This First Amendment Agreement dated as of December 4, 1996 (the "Amendment") amends the Credit Agreement dated as of December 20, 1995 (the "Credit Agreement"), between Valhi, Inc., a Delaware corporation (the "Borrower"), and Societe Generale, Southwest Agency (the "Bank"). Capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

     WHEREAS the Borrower has requested that the Bank extend the Maturity Date of the Credit Agreement for a period of 90 days and the Bank has agreed to such extension on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. AMENDMENT OF CREDIT AGREEMENT. The Credit Agreement is hereby amended by deleting the date "December 17, 1996" from the definition of the term "Maturity Date" in Section 1.01 thereof, and by substituting therefor the date "March 17, 1997".

     2. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Bank that each of the representations and warranties set forth in the Credit Agreement are true and correct as of the date of this Amendment.

     3. EFFECTIVENESS OF AMENDMENT. This Amendment shall become effective on the date the Bank has received the following:

     (a)  a counterpart of this Amendment executed by the Borrower, and

     (b) a Certificate of Secretary or Assistant Secretary of the Borrower which certifies the title, authority and true signature of the officer of the Borrower executing this Amendment on behalf of the Borrower.

     4. COUNTERPARTS. This Amendment may be executed in any number of counterparts which together shall constitute an instrument.

     5. GOVERNING LAW. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

     6. ENTIRE AGREEMENT. THIS AMENDMENT AND THE CREDIT AGREEMENT AND OTHER CREDIT DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ALL PRIOR AND CONTEMPORANEOUS AGREEMENTS, UNDERTAKINGS, UNDERSTANDINGS, REPRESENTATIONS OR OTHER ARRANGEMENTS, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, OF THE PARTIES IN CONNECTION HEREWITH EXCEPT TO THE EXTENT EXPRESSLY INCORPORATED OR SPECIFICALLY REFERRED TO HEREIN OR THEREIN.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers duly authorized as of the date first written above.


                                BORROWER:


                                VALHI, INC.



                                /s/ Bobby D. O'Brien
                                --------------------------------
                                By:  Bobby D. O'Brien
                                     ---------------------------
                                Title: Vice President
                                       -------------------------


                                BANK:

                                SOCIETE GENERALE,
                                SOUTHWEST AGENCY



                                /s/ Richard M. Lewis
                                --------------------------------
                                By:  Richard M. Lewis
                                     ---------------------------
                                Title: Vice President
                                       -------------------------